                                                   [METAL MANAGEMENT, INC. LOGO]
EXHIBIT 99.1
                                         METAL MANAGEMENT, INC.
                                         500 N. DEARBORN STREET o SUITE 405
                                         CHICAGO, ILLINOIS 60610
                                         www.mtlm.com
                                         NASDAQ:  MTLM


FOR IMMEDIATE RELEASE


                        METAL MANAGEMENT REPORTS RESULTS
                     FOR THE PERIOD ENDED SEPTEMBER 30, 2005

                        -  NET SALES OF $378 MILLION
                        -  NET INCOME OF $16.9 MILLION
                        -  EPS OF $0.66 PER DILUTED SHARE

CHICAGO - November 2, 2005 - Metal Management, Inc. (Nasdaq: MTLM), one of the nation's largest full service scrap metal recyclers, today announced results for the second fiscal quarter ended September 30, 2005.

The company generated consolidated net sales of $378 million in the second quarter of fiscal 2006 and net income of $16.9 million. EBITDA(i) (as defined) was $32.6 million, and earnings per share were $0.66 per diluted common share.

SECOND QUARTER HIGHLIGHTS
- Consolidated net sales of $378 million for the quarter ended September 30, 2005, compared to $425 million for the quarter ended September 30, 2004.
- EBITDA (as defined) of $32.6 million in the quarter ended September 30, 2005, compared to EBITDA (as defined) of $57.7 million in the quarter ended September 30, 2004.
- Net income was $16.9 million or $0.66 per diluted common share, compared to $34.1 million or $1.40 per common diluted share for the quarter ended September 30, 2004.
- Approximately 1.2 million tons of metal were processed and sold or brokered, including ferrous yard shipments of approximately 1.0 million tons and non-ferrous shipments of approximately 111 million pounds.
- The Company turned ferrous inventories approximately 11 times and non-ferrous inventories (excluding stainless and alloy) approximately 14 times.
-    A dividend of $0.075 per share was paid to all shareholders of record.
- The company ended the fiscal quarter with no borrowings under its line of credit and a solid cash position, including short-term investments of $43.6 million.

YEAR TO DATE HIGHLIGHTS
- Consolidated net sales of $760 million for the six months ended September 30, 2005, compared to net sales of $792 million for the six months ended September 30, 2004.
- EBITDA (as defined) of $45.6 million in the six months ended September 30, 2005, compared to EBITDA (as defined) of $83.7 million in the six months ended September 30, 2004.
- Net income of $22.4 million for the six months ended September 30, 2005, or $0.88 per common diluted share compared to net income of $46.6 million, or $1.92 per common diluted share for the six months ended September 30, 2004.

"We are very pleased with our solid results in the second fiscal quarter," said Daniel W. Dienst, Chairman, Chief Executive Officer and President of Metal Management. "Our strong performance reflects the outstanding effort put forth by Metal Management's 1,600 employees at our 40 recycling facilities in 15 states across the country. The earnings we generated in the second quarter are outstanding when considered in the context of the extreme volatility in ferrous scrap prices rendering year-over-year comparisons to be difficult. Our business is strong and we have posted 15 consecutive quarters of positive pre-tax income."

Commenting on market conditions, Mr. Dienst stated, "The ferrous markets, though volatile, bounced back from the unprecedented weakness we experienced in the first half of calendar 2005. Notwithstanding that volatility, we are encouraged by the momentum that we currently see in the ferrous markets. Non-ferrous markets, principally copper and aluminum, remained strong this past quarter and remain so in this current quarter."

Metal Management's wholly-owned operations were largely unaffected by the devastation caused by Hurricanes Katrina and Rita. The Company does, however, have a 28.5 percent interest in Southern Recycling, L.L.C., one of the largest metal recyclers in the Gulf Coast region. Mr. Dienst noted, "Metal Management was fortunate to have experienced very little financial impact in the quarter from the recent hurricanes, primarily due to the heroic and tireless efforts of our partner, Southern Recycling, and its dedicated employees and managers. In our second fiscal quarter, despite the effects of the hurricanes, the operations at Southern Recycling remained profitable. Southern Recycling did establish loss accruals and recorded impairment charges for certain asset damage, but we expect that will be mitigated to some extent by insurance claims in the future. The loss accrual and asset impairment charges recorded at Southern Recycling reduced Metal Management's earnings in the second quarter by $0.02 per share. The primary effect of the hurricanes on Metal Management itself was the significant disruption to transportation systems that made coordinating shipments difficult and affected the timing of export cargoes at the end of the quarter. As a result, two cargo shipments to export markets were delayed, which reduced our second quarter net sales by about $11 million. Those sales will be recognized in our third fiscal quarter."

In addition to Southern Recycling, the company's other joint ventures have continued to perform well and once again this quarter Metal Management's joint venture in Albany, New York generated outstanding results. Cumulatively, Metal Management's joint ventures contributed more than $2 million, before loss accruals and impairment charges, to the company's pre-tax earnings in the second fiscal quarter. "Our successful joint ventures are a natural extension of our partnership culture," said Mr. Dienst. "They are a critical component of our ongoing efforts to enhance the scope of our operations, strengthen our relationships with consumers and expand our geographic footprint. We look forward to continuing to build on our strong relationships throughout the industry, to expand the services we offer and to create additional value for our shareholders."

In conclusion, Mr. Dienst stated, "Once again we demonstrated the benefits of our disciplined operational strategy. By turning our inventories 11 and 14 times for ferrous and non-ferrous metals (excluding stainless and alloy), respectively, we generated solid returns, posted strong unit shipments and successfully mitigated the risk inherent in the volatile markets in which we operate. With our strong balance sheet and proven track-record of operational excellence, we are well-positioned to continue investing in our business and generating attractive returns on capital for our shareholders. As always, we will carefully consider all opportunities to prudently deploy shareholder capital and to grow our business. We are confident that Metal Management has a very bright future and we look forward to capitalizing on new opportunities, when and if they present themselves, as we continue to successfully execute our business strategy."

INVESTOR CONFERENCE CALL
Metal Management will host its Second Quarter Results Conference Call and Webcast at 11:00 am ET (10:00 am CT) on November 2, 2005. The conference call can be accessed by dialing 866-800-8651 passcode 25687789. International callers can dial 617-614-2704 passcode 25687789. The conference will also be accessible via the web at www.mtlm.com. A replay of the call will be available by dialing 888-286-8010 passcode 39901875 through November 9, 2005. International callers can dial 617-801-6888 passcode 39901875 for the replay.

ABOUT METAL MANAGEMENT, INC.
Metal Management is one of the largest full service metal recyclers in the United States, with approximately 40 recycling facilities in 15 states.

For more information about Metal Management, Inc., visit the Company's website at www.mtlm.com.


FORWARD LOOKING STATEMENTS
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the Company and its subsidiaries. As discussed in our annual report on Form 10-K for the fiscal year ended March 31, 2005, and in other periodic filings filed by the Company with the U.S. Securities and Exchange Commission, some of the factors that could affect our performance include, among other things: cyclicality and competitiveness of the metals recycling industry, commodity price fluctuations, debt covenants that restrict our ability to engage in certain transactions, compliance with environmental, health, safety and other regulatory requirements applicable to the Company, potential environmental liability, risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk, impact of export and other market conditions on the business, availability of scrap alternatives, and under funded defined benefit pension plans.


CONTACTS

--------------------------------------------------------------------------------
ANALYSTS & INVESTORS                        MEDIA
Robert C. Larry,                            Andrew B. Siegel
Chief Financial Officer                     Joele Frank,
Metal Management                            Wilkinson Brimmer Katcher
(312) 645-0700                              (212) 895-8627
rlarry@mtlm.com                             asiegel@joelefrank.com
--------------------------------------------------------------------------------




-----------------------
(i) EBITDA is defined by the company to be earnings before interest, taxes, depreciation, amortization, non-cash and non-recurring expense (income), income from joint ventures, gain (loss) on sale of fixed assets, other income (expense), stock-based compensation expense, and gain (loss) on debt extinguishment. EBITDA is presented because management believes it provides additional information with respect to the performance of its fundamental business activities. Management also believes that debt holders and investors commonly use EBITDA to analyze company performance and to compare that performance to the performance of other companies that may have different capital structures. A reconciliation of EBITDA to GAAP net income is included in the table attached to this release. EBITDA is a measure of performance typically used by many investors, but is not a measure of earnings as defined under GAAP, and may be defined differently by others.

                             METAL MANAGEMENT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (unaudited, in thousands, except per share amounts)


                                                     THREE MONTHS ENDED                   SIX MONTHS ENDED
                                               -------------------------------     -------------------------------
                                               SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,
                                                    2005              2004              2005              2004
                                               -------------     -------------     -------------     -------------
NET SALES                                        $ 378,301         $ 425,007         $ 759,935         $ 792,183

OPERATING EXPENSES:
   Cost of sales (excluding depreciation)          329,048           350,066           679,427           673,845
   General and administrative                       18,496            18,314            38,242            36,996
   Depreciation and amortization                     4,363             4,680             8,977             9,209
                                                 ---------         ---------         ---------         ---------
OPERATING INCOME                                    26,394            51,947            33,289            72,133

Income from joint ventures                           1,451             4,707             3,502             7,937
Interest expense                                      (382)             (921)             (758)           (2,234)
Interest and other income, net                         585                35             1,057                74
Loss on debt extinguishment                              0                 0                 0            (1,653)
                                                 ---------         ---------         ---------         ---------

Income before income taxes                          28,048            55,768            37,090            76,257
Provision for income taxes                          11,127            21,715            14,723            29,679
                                                 ---------         ---------         ---------         ---------
NET INCOME                                       $  16,921         $  34,053         $  22,367         $  46,578
                                                 =========         =========         =========         =========

EARNINGS PER SHARE:
   Basic                                         $    0.69         $    1.48         $    0.92         $    2.03
                                                 =========         =========         =========         =========
   Diluted                                       $    0.66         $    1.40         $    0.88         $    1.92
                                                 =========         =========         =========         =========

CASH DIVIDENDS DECLARED PER SHARE                $   0.075         $   0.000         $    0.15         $    0.00
                                                 =========         =========         =========         =========

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING:
   Basic                                            24,376            22,986            24,365            22,967
                                                 =========         =========         =========         =========
   Diluted                                          25,566            24,357            25,433            24,259
                                                 =========         =========         =========         =========

                             METAL MANAGEMENT, INC.
                               EBITDA (AS DEFINED)
                    RECONCILIATION TO GAAP FINANCIAL MEASURES
                            (unaudited, in thousands)


                                                               THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                               ------------------                  ----------------
                                                         SEPTEMBER 30,     SEPTEMBER 30,    SEPTEMBER 30,     SEPTEMBER 30,
                                                             2005              2004             2005              2004
                                                             ----              ----             ----              ----
Net income                                               $   16,921        $   34,053       $   22,367        $   46,578

Add Back:
    Depreciation and amortization                             4,363             4,680            8,977             9,209
    Tax provision                                            11,127            21,715           14,723            29,679
    Stock-based compensation expense                          1,864             1,104            3,362             2,171
    Income from joint ventures                               (1,451)           (4,707)          (3,502)           (7,937)
    Interest expense                                            382               921              758             2,234
    Interest and other income, net                             (585)              (35)          (1,057)              (74)
    (Gain) loss on sale of fixed assets                          12                (7)              (4)              138
    Loss on debt extinguishment                                   0                 0                0             1,653
                                                         ----------        ----------       ----------        ----------

EBITDA (AS DEFINED)                                      $   32,633        $   57,724       $   45,624        $   83,651
                                                         ==========        ==========       ==========        ==========